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Robert T. Puopolo

Robert T. Puopolo has over twenty years of investment banking and private equity experience.

Mr Puopolo is a Partner and co-founder of Epic Partners, a merchant banking firm focused exclusively on the education and training industry. Mr. Puopolo was a partner at Leeds Equity Partners, the largest private equity firm focused on companies involved in education and training. At Leeds Equity Partners, he structured, financed and negotiated the LBO of DataMark Inc., the leading marketing services firm for the for-profit colleges and schools market. Mr. Puopolo has made a total of nine LBO and growth capital investments in the education and training industry, including four investments in companies providing e-learning content and infrastructure to corporate customers. Such companies include Cognitive Arts, Inc., a leading high-end e-learning company serving the corporate and university market; Interwise, a provider of virtual classroom and collaborative software; and medsn, a leading e-learning company serving corporate and institutional healthcare professionals. Mr. Puopolo's other education-related investments include Ross University Schools of Medicine and Veterinary Medicine; Edison Schools Inc. (NASDAQ: EDSN), the largest private management company of K-12 public and charter schools; and Lincoln Technical Institute, a leading proprietary post-secondary schools group.

Previously, Mr. Puopolo was a Managing Director of Oppenheimer & Co. While at Oppenheimer & Co., Mr. Puopolo founded and led the Firm's Mergers & Acquisition Group. Mr. Puopolo also co-founded and was co-head of the Firm's LBO Firm Coverage Group. Prior to joining Oppenheimer & Co. in 1993, Mr. Puopolo spent twelve years in the Corporate Finance, Merger & Acquisition and International Corporate Finance Departments of Bear Stearns & Co. and Kidder, Peabody & Co. During his investment banking career, Mr. Puopolo successfully managed over fifty merger and acquisition and other corporate financing transactions, over one third of which were LBOs and other highly leveraged M&A transactions. During his investment banking career, Mr. Puopolo represented BET plc in the $250mm sale of its Rediffusion flight simulation business to GM/Hughes Electronics. Mr. Puopolo has performed investment banking services for other education-related companies, including GP Strategies, a public company providing custom training programs for large corporations; ECC International, a public company manufacturing maintenance and artillery simulation systems for the military; Doron Precision Systems, a manufacturer of driver training simulation systems for the high school and driver education market; and Gilat Satellite Networks, a public company operating a satellite network for the corporate training market.

Mr. Puopolo has served as a director of Paxar Corp. (NYSE: PXR), Datamark Inc. and as a director or advisory director of five other private companies.

Mr. Puopolo holds an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School. Mr. Puopolo resides in New York City.